Exhibit 99.1

Scholastic Reports First Quarter Fiscal 2016 Results

NEW YORK, Sept. 24, 2015 /PRNewswire/ -- Scholastic Corporation (NASDAQ: SCHL), the global children's publishing, education and media company, today reported results for the Company's fiscal 2016 first quarter ended August 31, 2015.

Revenue in the first quarter was $191.2 million, compared to $190.5 million a year ago, an increase of $0.7 million. Reported revenues no longer include the Company's former educational technology and services business (EdTech), which was sold at the end of the prior fiscal year. The Company reported a first quarter loss per share from continuing operations of $1.46, versus a loss per share from continuing operations of $1.67 in the prior year period. Scholastic typically records a loss in its fiscal first quarter, when most U.S. schools are not in session.

Net loss per share, including discontinued operations, for the first quarter of fiscal 2016 was $1.48, compared to a net loss per share of $1.05 in the first quarter of fiscal 2015. The reported net loss for the fiscal 2015 first quarter includes the positive effect on earnings of $0.62 per share primarily from the former EdTech business which was sold at the end of fiscal 2015 and is reported as a discontinued operation in the Company's financial results.

At quarter end, the Company's cash and cash equivalents exceeded the Company's total debt by $244.6 million, compared to net debt (as defined) of $183.5 million a year ago. The significant reduction in cash and cash equivalents from the balance at fiscal year-end May 31, 2015 of $506.8 million was primarily due to the one-time payment of taxes on the gain on the sale of the EdTech business, as anticipated, and other EdTech-related cash flows referred to below, in addition to the Company's normal seasonal working capital requirements in its first fiscal quarter.

"Operating results were in line with our expectations for the seasonally small quarter. We were pleased with the solid growth in our trade business, both in the U.S. and internationally, confirming the expanding market for quality children's books," said Richard Robinson, Chairman, President and Chief Executive Officer. "As we begin the new school year, educators and families are still adapting to higher standards and more challenging tests, and are more focused than ever on independent reading as a critical tool to help young people develop higher level thinking skills that lead to success. The need for more books that kids want to read is a key growth driver for all of our businesses, including our Education segment which delivered first quarter gains in classroom books and summer reading book packs. With its closely aligned core businesses, Scholastic is in a unique position to offer customizable, comprehensive literacy solutions, including books for independent reading delivered through clubs and fairs, classroom magazines and instructional reading and writing programs, along with consulting and services for Professional Learning and Family and Community Engagement and Learning Supports, in tailored offerings to meet the specific needs of its customers."

First quarter revenue increases primarily reflected gains in classroom books, branded libraries and summer reading programs in the Education segment and higher custom and digital sales in the segment's consumer magazine channel, as well as higher sales in trade. The first quarter is not significant for clubs and fairs since most schools are not in session. The continued strength of the U.S. dollar overseas resulted in unfavorable foreign currency translation on International revenues of $11.7 million. Excluding the effects of foreign currency, International revenues in the current quarter were marginally better than the prior year period in local currency terms.

Results for the first quarter of fiscal 2016 included one-time expenses of $0.04 per share related to severance as a result of the Company's cost reduction programs and a warehouse optimization project in the Company's book fairs operations. The prior year period included one-time expenses of $0.08 per share, primarily due to costs related to the EdTech business. Excluding these one-time items, the net loss per share for the current quarter was $1.44, compared to a net loss per share of $0.97 in the first quarter of fiscal 2015.

Free cash use (as defined) for the first quarter was $303.2 million, compared to a use of $76.9 million in the prior year period, mainly due to the payment of the federal and state taxes due on the gain on the sale of the EdTech business in the previous fiscal year as well as one-time transaction-related expenses incurred in the prior fiscal year but paid during the first quarter of the current fiscal year. The Company's free cash flow guidance excluded the one-time tax payment related to the sale of the EdTech business. The characteristic first quarter consolidated free cash use was also more pronounced in the current year period given the absence of the former EdTech business, which typically exhibited strong earnings and cash flow in the first fiscal quarter. Excluding the impact of the tax payment on the Company's cash flows, free cash use in the first quarter of fiscal 2016 was $117.2 million, in line with the Company's expectations.

Scholastic affirmed its fiscal 2016 outlook for total revenue of approximately $1.7 billion and earnings per diluted share from continuing operations in the range of $1.35 to $1.55, before the impact of any one-time items associated with cost reduction programs or non-cash, non-operating items. The Company continues to expect free cash flow in the range of $35 to $45 million, excluding taxes paid as a result of the sale of the EdTech business.

First Quarter Results

Children's Book Publishing and Distribution. Segment revenue in the first quarter was $68.1 million, compared to $59.0 million in the prior year period, an increase of 15%. In addition to continued strong performance of Harry Potter and the updated Minecraft handbook series, trade revenues, up $8.5 million, or 22%, versus the prior year period, were bolstered by strong fall frontlist titles including Star Wars: Jedi Academy #3: The Phantom Bully; Wings of Fire Book 7: Winter Turning; Captain Underpants and the Sensational Saga of Sir Stinks-A-Lot by Dav Pilkey; Really Professional Internet Person by Jenn McAllister; and Ann Martin's The Baby-Sitters Club®: The Truth About Stacey, the second graphic novel adapted by Raina Telgemeier, partially offset by lower sales of animated programming in the trade group's media operations. Although the first quarter is the smallest revenue quarter for the segment's clubs and fairs, the Company showed a $0.6 million, or 3%, combined increase over prior year in these two businesses. The seasonal operating loss for the segment improved to $57.5 million, from an operating loss of $60.8 million a year ago, primarily as a result of higher trade sales and lower book clubs operating costs. The operating loss in the first quarter of the current fiscal year included $1.0 million in one-time charges related to the warehouse optimization project in book fairs.

Education. Segment revenue was $50.0 million, an increase of $3.2 million, or 7%, compared to $46.8 million in the prior year period. This increase was driven by higher sales of the Company's classroom books and literacy initiatives, including summer reading programs, as well as higher advertising revenues from the Company's consumer magazine custom and digital publishing business. Segment operating loss of $2.8 million was basically equivalent to the operating loss in the prior year period, and was largely the result of lower sales in the segment's teaching resources and library publishing businesses.

International. Segment revenue in the first quarter fell to $73.1 million, from $84.7 million in the prior year period, a decline of $11.6 million, or 14%, as a result of the unfavorable foreign exchange translation due to a stronger U.S. dollar. Sales in local currencies were slightly ahead of the prior year period driven by a strong trade list in Australia and higher sales in the Company's operations in India, Indonesia, Malaysia, and the Philippines. Segment operating loss improved by 10% to $2.7 million, from an operating loss of $3.0 million a year ago, mainly as a result of the higher sales in Australia.

Other Financial Results. Corporate overhead expenses were $16.5 million, compared to $20.4 million in the prior year period, including one-time items of $1.4 million and $4.6 million, respectively. The decrease in corporate overhead charges in the current quarter was primarily the result of lower employee-related expenses, partially offset by the acceleration of certain strategic technology spend in the quarter.

As previously announced, the Company's Board of Directors declared a quarterly cash dividend of $0.15 per share on the Company's Class A and Common Stock for the second quarter of fiscal 2016. The dividend is payable on December 15, 2015 to shareholders of record as of the close of business on October 30, 2015.

UK Acquisition

Earlier this month, the Company announced the acquisition in the UK of Troubadour Ltd., doing business as The Travelling Book Company. Travelling Book Company operates approximately 7,000 book fairs in schools across the UK and Ireland through a network of independent distributors. The Company believes that the acquisition will be accretive to earnings and cash flow beginning in fiscal 2017. Terms of the transaction were not disclosed.

Additional Information

To supplement the financial statements presented in accordance with GAAP, the Company includes certain non-GAAP calculations and presentations. Please refer to the non-GAAP financial tables attached to this press release for supporting details on special one-time items and other financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call to discuss its results at 8:30 am ET today, September 24, 2015. Scholastic's Chairman, President and CEO, Richard Robinson, and Executive Vice President, CAO and CFO, Maureen O'Connell, will moderate the call.

The conference call and accompanying slides will be webcast and accessible through the Investor Relations section of Scholastic's website, www.scholastic.com. Participation by telephone will be available by dialing (877) 654-5161 from within the U.S. or +1 (678) 894-3064 internationally. Shortly following the call, an archived webcast and accompanying slides from the conference call will also be posted at investor.scholastic.com. An audio-only replay of the call will be available by dialing (855) 859-2056 from within the U.S. or +1 (404) 537-3406 internationally, and entering access code 25758695. The recording will be available through Friday, October 2, 2015.

About Scholastic

Scholastic Corporation (NASDAQ: SCHL) is the world's largest publisher and distributor of children's books, a leading provider of print and digital instructional materials for pre-K to grade 12, and a producer of educational and entertaining children's media. The Company creates quality books and ebooks, print and technology-based learning materials and programs, classroom magazines and other products that, in combination, offer schools customized and comprehensive solutions to support children's learning both at school and at home. The Company also makes quality, affordable books available to all children through school-based book clubs and book fairs. With a 95 year history of service to schools and families, Scholastic continues to carry out its commitment to "Open a World of Possible" for all children. Learn more at www.scholastic.com.

Forward-Looking Statements

This news release contains certain forward-looking statements. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children's book and educational materials markets and acceptance of the Company's products within those markets, and other risks and factors identified from time to time in the Company's filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	08/31/15	08/31/14

Revenues	$191.2	$190.5

Operating costs and expenses:
Cost of goods sold (1)	114.5	113.4
Selling, general and administrative expenses (2)	144.2	148.9
Bad debt expense	1.5	1.9
Depreciation and amortization	10.5	13.1

Total operating costs and expenses	270.7	277.3

Operating income (loss)	(79.5)	(86.8)

Interest expense, net	0.1	0.9

Earnings (loss) from continuing operations before income taxes	(79.6)	(87.7)

Provision (benefit) for income taxes	(30.7)	(33.8)

Earnings (loss) from continuing operations	(48.9)	(53.9)

Earnings (loss) from discontinued operations, net of tax	(0.5)	19.8

Net income (loss)	($49.4)	($34.1)

Basic and diluted earnings (loss) per Share of Class A and Common Stock: (3)
Basic:
Earnings (loss) from continuing operations	(1.46)	(1.67)
Earnings (loss) from discontinued operations, net of tax	(0.02)	0.62
Net income (loss)	(1.48)	(1.05)

Diluted:
Earnings (loss) from continuing operations	(1.46)	(1.67)
Earnings (loss) from discontinued operations, net of tax	(0.02)	0.62
Net income (loss)	(1.48)	(1.05)

Basic weighted average shares outstanding	33,402	32,367
Diluted weighted average shares outstanding	33,402	32,367

(1)	In the three months ended August 31, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $0.1.
(2)

In the three months ended August 31, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $1.0 and pretax severance expense of $1.4 as part of cost reduction programs.  In the three months ended August 31, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $3.8 and pretax severance expense of $0.7 as part of cost reduction and restructuring programs.

(3)

Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENTS
(UNAUDITED)
(Amounts in millions)

	THREE MONTHS ENDED
	08/31/15	08/31/14	Change

Children's Book Publishing and Distribution
Revenue
Book Clubs	$8.1	$8.4	($0.3)	(4%)
Book Fairs	12.7	11.8	0.9	8%
Consolidated Trade	47.3	38.8	8.5	22%
Total revenue	68.1	59.0	9.1	15%
Operating income (loss)	(57.5)	(60.8)	3.3
Operating margin	-	-

Education
Revenue	50.0	46.8	3.2	7%
Operating income (loss)	(2.8)	(2.6)	(0.2)
Operating margin	-	-

International
Revenue	73.1	84.7	(11.6)	(14%)
Operating income (loss)	(2.7)	(3.0)	0.3
Operating margin	-	-

Overhead expense	16.5	20.4	3.9	19%

Operating income (loss) from continuing operations	($79.5)	($86.8)	$7.3

SCHOLASTIC CORPORATION
SUPPLEMENTAL INFORMATION
(UNAUDITED)
(Amounts in millions)

SELECTED BALANCE SHEET ITEMS

		08/31/15	08/31/14

Continuing Operations
	Cash and cash equivalents	$250.3	$15.4
	Restricted cash	32.0	0.0
	Accounts receivable, net	148.0	156.3
	Inventories, net	367.0	376.3
	Accounts payable	224.3	219.5
	Accrued royalties	39.8	42.9
	Lines of credit, short-term debt and current portion of long-term debt	5.7	13.9
	Long-term debt, excluding current portion	0.0	185.0
	Total debt	5.7	198.9
	Total capital lease obligations	0.7	0.0
	Net debt (1)	(244.6)	183.5

Discontinued Operations
	Total assets of discontinued operations	0.9	216.7
	Total liabilities of discontinued operations	3.0	81.2

Total stockholders' equity		1,179.5	892.7

SELECTED CASH FLOW ITEMS

		THREE MONTHS ENDED
		08/31/15	08/31/14

	Net cash provided by (used in) operating activities	($291.7)	($55.8)
	Less: Additions to property, plant and equipment	5.6	7.3
	Pre-publication and production costs	5.9	13.8

	Free cash flow (use) (2) (3)	(303.2)	(76.9)
	Add: Taxes paid on the sale of EdTech	186.0	0.0

	Free cash flow (use) excluding taxes paid on the sale of EdTech	($117.2)	($76.9)

(1)

Net debt is defined by the Company as lines of credit and short-term debt plus long-term-debt, net of cash and cash equivalents.  The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company's effective leverage and financing needs.

(2)

Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances), reduced by spending on property, plant and equipment and pre-publication and production costs. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions.  The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

(3)	Free cash flow (use) includes discontinued operations for the three months ended August 31, 2015 and August 31, 2014.

SCHOLASTIC CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

	THREE MONTHS ENDED
	Reported	One-time	Excluding	Reported	One-time	Excluding
	08/31/15	items	One-time items	08/31/14	items	One-time items

Revenues	$191.2	$0.0	$191.2	$190.5	$0.0	$190.5

Operating costs and expenses:
Cost of goods sold (1)	114.5	-	114.5	113.4	(0.1)	113.3
Selling, general and administrative expenses (2)	144.2	(2.4)	141.8	148.9	(4.5)	144.4
Bad debt expense	1.5	-	1.5	1.9	-	1.9
Depreciation and amortization	10.5	-	10.5	13.1	-	13.1

Total operating costs and expenses	270.7	(2.4)	268.3	277.3	(4.6)	272.7

Operating income (loss)	(79.5)	2.4	(77.1)	(86.8)	4.6	(82.2)

Interest expense, net	0.1	-	0.1	0.9	-	0.9

Earnings (loss) from continuing operations before income taxes	(79.6)	2.4	(77.2)	(87.7)	4.6	(83.1)

Provision (benefit) for income taxes	(30.7)	1.0	(29.7)	(33.8)	1.9	(31.9)

Earnings (loss) from continuing operations	(48.9)	1.4	(47.5)	(53.9)	2.7	(51.2)

Earnings (loss) from discontinued operations, net of tax	(0.5)	-	(0.5)	19.8	-	19.8

Net income (loss)	($49.4)	$1.4	($48.0)	($34.1)	$2.7	($31.4)

Earnings (loss) per diluted share from continuing operations	(1.46)	0.04	(1.42)	(1.67)	0.08	(1.59)
Earnings (loss) per diluted share from discontinued operations, net of tax	(0.02)	-	(0.02)	0.62	-	0.62
Net income (loss) per diluted share	(1.48)	0.04	(1.44)	(1.05)	0.08	(0.97)

(1)	In the three months ended August 31, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $0.1.
(2)

In the three months ended August 31, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $1.0 and pretax severance expense of $1.4 as part of cost reduction programs.  In the three months ended August 31, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $3.8 and pretax severance expense of $0.7 as part of cost reduction and restructuring programs.

SCHOLASTIC CORPORATION
RESULTS OF CONTINUING OPERATIONS - SEGMENT SUPPLEMENTAL
(UNAUDITED)
(Amounts in millions except per share data)

		THREE MONTHS ENDED
		Reported	One-time	Excluding	Reported	One-time	Excluding
		08/31/15	items	One-time items	08/31/14	items	One-time items

	Children's Book Publishing and Distribution
	Revenue
	Book Clubs	$8.1		$8.1	$8.4		$8.4
	Book Fairs	12.7		12.7	11.8		11.8
	Consolidated Trade	47.3		47.3	38.8		38.8
	Total revenue	68.1		68.1	59.0		59.0
	Operating income (loss) (1)	(57.5)	1.0	(56.5)	(60.8)		(60.8)
	Operating margin	-		-	-		-

	Education
	Revenue	50.0		50.0	46.8		46.8
	Operating income (loss)	(2.8)		(2.8)	(2.6)		(2.6)
	Operating margin	-		-	-		-

	International
	Revenue	73.1		73.1	84.7		84.7
	Operating income (loss)	(2.7)		(2.7)	(3.0)		(3.0)
	Operating margin	-		-	-		-

	Overhead expense (2)	16.5	(1.4)	15.1	20.4	(4.6)	15.8

	Operating income (loss) from continuing operations	($79.5)	$2.4	($77.1)	($86.8)	$4.6	($82.2)

(1)	In the three months ended August 31, 2015, the Company recognized a pretax charge related to a warehouse optimization project in the Company's book fairs operations of $1.0.
(2)

In the three months ended August 31, 2015, the Company recognized pretax severance expense of $1.4 as part of cost reduction programs.  In the three months ended August 31, 2014, the Company recognized a pretax charge related to unabsorbed burden associated with the former EdTech business of $3.9 and pretax severance expense of $0.7 as part of cost reduction and restructuring programs.

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CONTACT: Scholastic Corporation, Investors: Gil Dickoff, (212) 343-6741, investor_relations@scholastic.com or Media: Kyle Good, (212) 343-4563, kgood@scholastic.com